Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Email:audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-1 (No. 333-279272) under the Securities Act of 1933 of our report dated February 2, 2024, except for Note 1,3, 4, 11,15 and 19 as to which the date is March 19, 2024, except for Note 3 as to which the date is May 8, 2024, except for Note 1 and 14 as to which the date is June 26, 2024, with respect to the consolidated balance sheets of Premium Catering (Holdings) Limited and its subsidiaries (collectively referred to as the “Company”) as of June 30, 2022 and 2023, the related consolidated statements of income (loss) and comprehensive income (loss), and cash flows for each of the two years in the period ended June 30, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/ OneStop Assurance PAC

OneStop Assurance PAC

Singapore

July 16, 2024